EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
AGREEMENT
     This Agreement is entered into and made effective as of the Effective Date (as defined below) by and between, on the one hand, Sony Computer Entertainment America Inc. (“SCEA,” a Delaware corporation) and Sony Computer Entertainment Inc. (“SCEI,” a Japanese corporation), and on the other hand, Immersion Corporation (“Immersion,” a Delaware corporation). Each of the foregoing entities shall be referred to herein as a “Party.”
Recitals
     A. SCEA, SCEI, and Immersion were parties to a lawsuit, Immersion Corporation v. Sony Computer Entertainment America, Inc. et al., Case No. C-02-0710 CW (WDB), in the United States District Court for the Northern District of California (the “Lawsuit”), which has concluded.
     B. On April 7, 2005, the court entered a final amended judgment (the “Amended Judgment”) in the Lawsuit in Immersion’s favor against SCEA and SCEI jointly and severally in the amount of $82,000,000 in damages, plus pre-judgment interest at the prime rate in the amount of $8,874,888, costs, and interest which accrues by law.
     C. The court entered a permanent injunction in a separate order dated March 24, 2005 (the “Permanent Injunction Order”), which it stayed pending SCEA’s and SCEI’s appeal to the Federal Circuit, and awarded a compulsory license fee for the duration of the stay. SCEA and SCEI filed an appeal, which has been dismissed as of the Effective Date.
     D. With the pending appeals having been dismissed and the Amended Judgment now final and satisfied as of the Effective Date, the Parties desire by this Agreement to establish a new business relationship relating to matters separate from those adjudicated in the Lawsuit under which they will each grant to the other certain rights as defined herein.
     NOW, THEREFORE, in consideration of the foregoing premises of the terms and conditions of this Agreement, the parties agree as follows:
1. Definitions
     1.1 “Adult Product” means: (i) [****] content, access to which may be lawfully provided solely to users who certify that they are at least 18 years of age; and (ii) media (e.g. videos, CDs and DVDs) containing the content described in (i), but only to the extent that the rights to create the content or media described in (i) and (ii) above have been licensed prior to the Effective Date under the Immersion Patents to another party on an exclusive basis.
     1.2 “Affiliate” means, with respect to a Party, an Entity controlling, controlled by or under common control with such Party. For purposes of this Agreement, “control” means the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an Entity, or the right to receive over fifty percent (50%) of the profits or earnings of an Entity, or

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
the right to make policy decisions of an Entity, including the right to choose the board of directors. In no case shall Sony Ericsson Mobile Communications AB or any Entity it controls be considered a Sony Entity for purposes of this Agreement.
     1.3 “Amended Judgment” shall have the meaning set forth in Recital B.
     1.4 “Automotive Product” means any hardware product, software product, or combination of hardware and software that provides Haptic Capability to the extent used in an automobile, truck, bus, train, or other transportation vehicle. Hardware or software whose primary function is not the delivery of one of the foregoing functions is not an Automotive Product. Automotive Products are not Adult Products, Consumer Products, Foundry Products, Medical Products, Industrial Products, Mobility Products or Gambling Products, and are not in the Gaming Field of Use.
     1.5 “Capture Period” means the period commencing on the Effective Date and ending on a date ten (10) years after the Effective Date.
     1.6 “Change of Control” means: (a) the direct or indirect acquisition (except for transactions described in clause (b) of this paragraph below), whether in one or a series of transactions by any Entity of (i) ownership, beneficial or otherwise, of issued and outstanding shares of capital stock of a Party, the result of which acquisition is that such Entity possesses 50% or more of the combined voting power of all then-issued and outstanding capital stock of such Party, or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors (or such other governing body that exercises a similar level of control over such Entity in the event a Party or any successor Entity is not a corporation); or (b) a merger, consolidation or other reorganization or recapitalization of a Party with an Entity or a direct or indirect subsidiary of such Entity, provided that the result of such merger, consolidation or other reorganization or recapitalization, whether in one or a series of related transactions, is that the holders of the outstanding voting stock of such Party immediately prior to such consummation do not possess, whether directly or indirectly, immediately after the consummation of such transaction, in excess of 50% of the combined voting power of all then-issued and outstanding stock of the merged, consolidated, reorganized or recapitalized Entity, its direct or indirect parent, or the surviving Entity of such transaction.
     1.7 “Console” means a proprietary consumer computer entertainment platform manufactured and marketed for the purpose of running Game software licensed and written for that computer entertainment platform. The PS2 is an example of a Console.
     1.8 “Consumer Products” means any tangible consumer electronics products designed and distributed primarily for non-commercial, personal use by end-user consumers, such as televisions, personal computers and consumer audio equipment, and that are not Adult Products, Foundry Products, Medical Products, Automotive Products, Industrial Products, Mobility Products or Gambling Products, and are not in the Gaming Field of Use.

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     1.9 “Effective Date” means the later of the dates on which the Amended Judgment has been satisfied and discharged and the Permanent Injunction has been dissolved.
     1.10 “Entity” means a corporation, association, partnership, business trust, joint venture, or proprietorship that can exercise independent legal standing.
     1.11 “Excluded Products” means, collectively, Adult Products, Foundry Products, Medical Products, Automotive Products, Industrial Products, Mobility Products and Gambling Products.
     1.12 “First Party Haptic Game Device” means a Haptic Game Device (i) marketed and distributed by a Sony Entity to operate on or function in conjunction with a Console of a Sony Entity and (ii) marketed and distributed under a brand or mark owned by a Sony Entity.
     1.13 “Foundry Product” means a product which is designed by or for a third party without substantial input from a Party or its Affiliate, and manufactured, reproduced, sold, leased, licensed or otherwise transferred from a Party or its Affiliate to that third party (or to customers of, or as directed by, that third party) on essentially an exclusive basis. Foundry Products are not Adult Products, Consumer Products, Medical Products, Automotive Products, Industrial Products, Mobility Products or Gambling Products, and are not in the Gaming Field of Use.
     1.14 “Gambling Products” means casino and bartop amusement gaming products that are gambling applications. Gambling Products are not Automotive Products, Adult Products, Foundry Products, Medical Products, Consumer Products, Industrial Products, or Mobility Products, and are not in the Gaming Field of Use.
     1.15 “Game” means the content application software that is designed, marketed and distributed to operate on a Console. “GranTurismo” is an example of a Game.
     1.16 “Game Developer” means an Entity that develops or publishes PlayStation Games that are not Adult Products. Under this Agreement, an Entity is a Game Developer only to the extent that it develops or publishes the foregoing games and not for any other purpose or activity.
     1.17 “Games-in-Suit” means those 47 specific games identified in the jury verdict form in the Lawsuit, and not any later versions of those games.
     1.18 “Gaming Field of Use” means the market for gaming products for personal computers, Consoles, handheld video games, and arcade products, and does not include the market for Excluded Products or Consumer Products. The Gaming Field of Use includes Consoles, Games, and Haptic Game Devices.
     1.19 “Haptic Capability” means [****].

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     1.20 “Haptic Game Device” means a controller, peripheral device or other user input device, such as a joystick, wheel, touchpad, gamepad, haptic control knob, or mouse, that can provide Haptic Capability when used to play a Game on a Console.
     1.21 “Immersion Patents” means, collectively, the Non-Litigated Patents and the Patents-in-Suit.
     1.22 “Industrial Product” means any hardware product, software product, or combination of hardware and software that provides Haptic Capability to the extent used in an industrial application, such as a haptic control knob or a touchscreen that provides tactile feedback to the user. Hardware or software whose primary function is not the delivery of one of the foregoing functions is not an Industrial Product. Products, including hardware and software, that the Sony Entities use solely internally in their business, or provide to third parties to use solely for development of Licensed Products, or the tools for development of Licensed Products, pursuant to the rights granted in Section 2.1(c) below, are not Industrial Products. Industrial Products are not Adult Products, Consumer Products, Foundry Products, Medical Products, Automotive Products, Mobility Products or Gambling Products, and are not in the Gaming Field of Use.
     1.23 “ISLLC” means Internet Services LLC.
     1.24 “Lawsuit” shall have the meaning set forth in Recital A.
     1.25 “Licensed Products” shall be as defined in Section 2.1(c) below.
     1.26 “Litigated PlayStation Products” means the following products, to the extent they were the subject of the Lawsuit: (i) the Games-in-Suit, (ii) the PS1 and PS2, and (iii) First Party Haptic Game Devices marketed and distributed by the Sony Entities to operate on the PS1 or PS2 under a brand or mark owned by a Sony Entity.
     1.27 “Medical Product” means any hardware product, software product, or combination of hardware and software that provides Haptic Capability to the extent used in the course of medical treatment of patients, the training of medical personnel for medical procedures, or the simulation of any medical procedure. Hardware or software whose primary function is not the delivery of one of the foregoing functions is not a Medical Product. Medical Products are not Adult Products, Consumer Products, Foundry Products, Industrial Products, Automotive Products, Mobility Products or Gambling Products, and are not in the Gaming Field of Use.
     1.28 “Mobility Product” means any hardware or software product for use in handheld mobility applications whose primary purpose is to provide communication through transmission of voice or text between one or more end users and that uses a combination of (a) electromagnetic transmission or other form of transmission and/or (b) conventional or internet switching or internet routing to permit communication to or from mobile users (such as cell phones). Mobility Products are not Adult Products, Consumer Products, Foundry Products,

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Medical Products, Automotive Products, Industrial Products or Gambling Products, and are not in the Gaming Field of Use.
     1.29 “Non-Litigated Patents” means all patents, other than the Patents-in-Suit, that have issued as of the Effective Date, or that may issue during the Capture Period, and all patent applications filed or that claim a priority date (including continuations-in-part) prior to the Effective Date or during the Capture Period, in any country in the world, which are owned or licensable by Immersion or its Affiliates, and with respect to which Immersion or its Affiliates have the right to grant the licenses and covenants of the scope granted herein to the Sony Entities without payment of royalties or other consideration to a third party. Non-Litigated Patents shall not include any patents of a surviving Entity following a Change of Control of Immersion, but shall include patents of Immersion or its Affiliates that qualified as Non-Litigated Patents before consummation of such Change of Control of Immersion and that are held by such surviving Entity after consummation of such Change of Control.
     1.30 “Non-Litigated PlayStation Products” means (i) Games other than the Games-in-Suit that are designed and marketed by a Sony Entity or a third party to operate on the PS1 or PS2 and marketed and distributed under a brand or mark owned by a Sony Entity or such third party, (ii) First Party Haptic Game Devices, which were not the subject of the Lawsuit, marketed and distributed by the Sony Entities to operate on the PS1 or PS2 under a brand or mark owned by a Sony Entity, (iii) First Party Haptic Game Devices marketed and distributed by the Sony Entities to operate on the PS3 under a brand or mark owned by a Sony Entity, (iv) the PS3, (v) PS3 Games, (vi) the PSP and (vii) PSP Games. Non-Litigated PlayStation Products specifically do not include Adult Products.
     1.31 “Online Communities” means
     (i) any products and services, other than Excluded Products and Consumer Products, provided through online communities designed and marketed by a Sony Entity under a brand or mark owned by a Sony Entity, and
     (ii) any hardware or software (by way of example only, servers), except Excluded Products and devices (other than First Party Haptic Game Devices that are marketed and distributed by a Sony Entity to operate on or in conjunction with a Console under a brand or mark owned by a Sony Entity) containing the physical means that create tactile sensations that can be felt by the user, used to support, maintain, or provide such products and services described in (i) above through those online communities.
     1.32 “Online Communities for PSP/PS3” means
     (i) any products and services, other than Excluded Products and Consumer Products, provided through online communities designed and marketed by a Sony Entity under a brand or mark owned by a Sony Entity and accessed through a PS3 or PSP, and

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     (ii) any hardware or software (by way of example only, servers), except Excluded Products and devices (other than First Party Haptic Game Devices that are marketed and distributed by a Sony Entity to operate on or in conjunction with a PlayStation Console under a brand or mark owned by a Sony Entity) containing the physical means that create tactile sensations that can be felt by the user, used to support, maintain, or provide such products and services described in (i) above through those online communities. The PlayStation Network is an example of Online Communities for PSP/PS3.
     1.33 “Patents-in-Suit” means U.S. Pat. Nos. 6,424,333 and 6,275,213.
     1.34 “PlayStation Consoles” means the PS1, PS2, PS3 and PSP.
     1.35 “PlayStation Games” means PS3 Games, PSP Games, Games-in-Suit and Games other than the Games-in-Suit that are designed and marketed by a Sony Entity or a third party to operate on the PS1 or PS2 and marketed and distributed under a brand or mark owned by a Sony Entity or such third party.
     1.36 “Preexisting Products” means any finished products or services of the Sony Entities or Game Developers that are released under Section 2.1(a) and were first commercially distributed to end users prior to the Effective Date, to the extent not covered by the license under section 2.1(c). Component parts that are not incorporated in a finished product are not Preexisting Products.
     1.37 “PS1” means all versions of the computer game Console marketed and distributed by the Sony Entities under any of the marks “PlayStation,” “playstation 1,” “PS,” “PS one,” or “PS1,” or any other marks substantially similar to the foregoing, that natively runs Games specifically designed for the original “PlayStation” computer entertainment platform as first released in each respective country. PS1 does not include PSP, PS2 or PS3 or any other gaming platform.
     1.38 “PS2” means all versions of the computer game Console marketed and distributed by the Sony Entities under any of the marks “PlayStation 2,” “playstation 2,” “PSX,” or “PS2,” or any other marks substantially similar to the foregoing, that natively runs Games specifically designed for the original “PlayStation 2” computer entertainment platform as first released in each respective country. PS2 does not include PSP, PS1 or PS3 or any other gaming platform.
     1.39 “PS3” means all versions of the computer game Console marketed and distributed by the Sony Entities under any of the marks “PLAYSTATION 3,” “playstation 3,” or “PS3,” or any other marks substantially similar to the foregoing, that natively runs Games specifically designed for the original “PLAYSTATION 3” computer entertainment platform as first released in each respective country. PS3 does not include PSP, PS1 or PS2 or any other gaming platform.
     1.40 “PS3 Games” means Games that (i) are marketed and distributed by a Sony Entity or a Game Developer to operate on the PS3, (ii) are marketed and distributed under a brand or mark owned by a Sony Entity or such Game Developer, and (iii) are not an Adult Product.

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     1.41 “PSP” means all versions of the computer game Console marketed and distributed by the Sony Entities under any of the marks “PlayStation Portable,” “playstation portable,” or “PSP,” or any other marks substantially similar to the foregoing, that natively runs Games specifically designed for the original “PlayStation Portable” computer entertainment platform as first released in each respective country. PSP does not include PS1, PS2 or PS3 or any other gaming platform and does not have Haptic Capability.
     1.42 “PSP Games” means Games that (i) are marketed and distributed by a Sony Entity or a Game Developer to operate on the PSP, (ii) are marketed and distributed under a brand or mark owned by a Sony Entity or such Game Developer, and (iii) are not an Adult Product.
     1.43 “Royalty Bearing Product” shall be as defined in Section 5.4(b).
     1.44 “Sony Entities” means Sony Corporation, SCEA, SCEI, and each of their Affiliates. “Sony Entity” means any of those Entities.
     1.45 “Sony Patents” means all patents that have issued as of the Effective Date, or that may issue during the Capture Period, and all patent applications filed or that claim a priority date (including continuations-in-part) prior to the Effective Date or during the Capture Period, in any country in the world, which are owned or licensable by the Sony Entities, and with respect to which the Sony Entities have the right to grant the covenant not to sue of the scope granted herein to Immersion and its Affiliates, without payment of royalties or other consideration to a third party. Sony Patents shall not include any patents of a surviving Entity following a Change of Control of a Sony Entity (except in the case of an acquisition by another Sony Entity), but shall include patents of the Sony Entities that qualified as a Sony Patent before consummation of such Change of Control of the relevant Sony Entity and that are held by such surviving Entity after consummation of such Change of Control.
     1.46 “Term” means the period commencing on the Effective Date and ending on the date that the last of the Non-Litigated Patents expires.
     1.47 “Third Party Haptic Game Device” means a Haptic Game Device that is marketed and distributed by a third party to operate on or function in conjunction with a Console under a brand or mark owned by such third party.
2. Immersion Obligations
     2.1 Licenses and Release.
     (a) Release Prior to the Effective Date. Excepting the Litigated PlayStation Products, subject to the terms of this Agreement as of the Effective Date, Immersion, on behalf of itself and its Affiliates, hereby irrevocably releases and discharges the Sony Entities, Game Developers, OEMs, resellers, distributors and customers, from any and all claims, counterclaims, demands, liabilities, suits, debts, and causes of action, whether known or unknown, for alleged direct or indirect infringement of any of the Immersion Patents with respect to any products and

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
services other than Adult Products that had been made, or were made, used, imported, exported, leased, licensed, offered for sale, sold or otherwise transferred or disposed of by or for Sony Entities, or by or for Game Developers (but only as to the products set forth in Section 1.16 above (“Game Developer” definition)), before the Effective Date.
     (b) Covenant Not to Sue on Certain Released Products. Subject to the terms of this Agreement, Immersion, on behalf of itself and its Affiliates, hereby covenants not to sue on or assert against Game Developers and the Sony Entities, their OEMs, resellers, distributors and customers, any and all claims, counterclaims, demands, liabilities, suits, debts, and causes of action for alleged direct or indirect infringement of any of the Immersion Patents with respect to units of Preexisting Products shipped or provided after the Effective Date.
     (c) License to the Sony Entities. Subject to the terms of this Agreement, Immersion, on behalf of itself and its Affiliates, hereby grants to the Sony Entities a worldwide, non-transferable, non-exclusive, license under the Immersion Patents
     (i) to use, develop, have developed, manufacture and have manufactured, and
     (ii) to sell, offer for sale, lease, import, or distribute, either itself or through third parties, in all cases for acts taken after the Effective Date, the Litigated PlayStation Products, Non-Litigated PlayStation Products, and Online Communities for PSP/PS3 (collectively, the “Licensed Products”).
     (d) License to Sony Entities Regarding Third Party Haptic Game Devices. Subject to the terms of this Agreement, Immersion, on behalf of itself and its Affiliates, hereby grants to the Sony Entities a worldwide, non-transferable, non-exclusive, license under the Immersion Patents to use, develop, manufacture, sell, offer for sale, lease, import, and distribute, either themselves or through third parties, after the Effective Date, (i) the PlayStation Consoles and (ii) First Party Haptic Game Devices and PlayStation Games, to the extent the foregoing products also operate in conjunction with Third Party Haptic Game Devices designed, marketed, and distributed to operate on or in conjunction with a PlayStation Console. The foregoing license does not extend to Non-PlayStation Console Haptic Game Devices (i.e., Haptic Game Devices that are designed, marketed, or distributed to operate on or in conjunction with any Console or device other than the PlayStation Consoles) operating in conjunction with any PlayStation Games or First Party Haptic Game Devices. The foregoing license also does not extend to Haptic Game Devices operating in conjunction with Games, First Party Haptic Game Devices or Third Party Haptic Game Devices that are designed, marketed, or distributed to operate on or in conjunction with any Console or device other than the PlayStation Consoles.
     (e) License to Game Developers. Subject to the terms of this Agreement, Immersion, on behalf of itself and its Affiliates, hereby grants to Game Developers (but only as to the products set forth in Section 1.16 above (“Game Developer” definition)) a worldwide, non-transferable, non-exclusive, license under the Immersion Patents to use, develop, manufacture, sell, offer for sale, lease, import, and distribute, either themselves or through third parties, after the Effective Date, PlayStation Games, including operation of such PlayStation Games in

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
conjunction with Haptic Game Devices designed, marketed, and distributed to operate on or in conjunction with a PlayStation Console. The foregoing license does not extend to Non-PlayStation Haptic Game Devices (i.e., Haptic Game Devices that are designed, marketed or distributed to operate in conjunction with Games that are designed, marketed, and distributed to operate on or in conjunction with any Console or device other than the PlayStation Consoles) operating in conjunction with PlayStation Games.
     (f) Backward Compatibility Through Emulation of a PlayStation Console. Subject to the terms of this Agreement, Immersion, on behalf of itself and its Affiliates, hereby grants to the Sony Entities a worldwide, non-transferable, non-exclusive, license under the Immersion Patents to include in future Consoles (that is, other than PlayStation Consoles) software, firmware or hardware to the extent it enables such future Console to execute by emulation PlayStation Games, including operation of those Games in conjunction with Haptic Game Devices that are designed, marketed, and distributed to operate on or in conjunction with a PlayStation Console. The foregoing license does not include any rights with respect to Games that are not PlayStation Games, or any rights with respect to their use or operation in conjunction with any Haptic Game Devices.
     (g) Reservation of Rights. None of the foregoing licenses or covenants set forth in this Section 2.1 grant any third party, including without limitation any consumer end user, any rights with respect to any Third Party Haptic Game Device that is used, developed, manufactured, sold, offered for sale, leased, imported or distributed without license from Immersion and that is operated or used with any other product or service.
     (h) Effect of Termination as a Sony Entity. Although the releases, discharges, licenses and covenants not to sue set forth in this Section 2.1 terminate with respect to a particular Entity when that Entity ceases to be a Sony Entity, the releases, discharges, licenses and covenants not to sue in this Section 2.1 shall remain effective with respect to that Entity’s aforementioned activities before the date on which such Entity ceased to be a Sony Entity, and that Entity will continue to be bound by the provisions of Section 9.5 (Confidentiality).
     (i) Waiver of Section 1542. In granting the releases contained in this Section 2.1, Immersion and its Affiliates and their respective officers, directors, employees, attorneys, and agents waive whatever rights they might otherwise have under section 1542 of the California Civil Code, which provides that, “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.”
     2.2 No Rights With Respect to Excluded Products. Except to the extent encompassed by the release set forth in Section 2.1(a) above, no rights of any kind, including but not limited to any license (express or implied), release or covenant not to sue, are granted under this Agreement for Excluded Products or Consumer Products.

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
3. Retention of Rights by Immersion
     Except as expressly provided in this Agreement, Immersion retains all right, title and interest in and to the Immersion Patents and reserves all rights not expressly granted herein. Nothing in this Agreement shall be construed as granting by implication, estoppel, or otherwise any licenses, rights or releases under patents or other intellectual property rights of Immersion or its Affiliates other than as expressly granted herein. For the avoidance of doubt, and without limiting the foregoing, nothing in this Agreement is intended to, or does, restrict or otherwise abridge Immersion’s right or ability to enforce any of its intellectual property against any third party that manufactures, uses, sells, offers for sale, imports, exports, leases, licenses, distributes or otherwise transfers or disposes of any product or service that is not the subject of a license from Immersion, including without limitation any unlicensed Haptic Game Device or the combination of a Licensed Product with another product or service to form a combination not expressly licensed under this Agreement, and Immersion grants no license, right, release or covenant not to sue to any such third party under this Agreement.
4. [****] Option for Additional License
     [****]
     4.2 Option to Obtain a License With Respect to the Gaming Field of Use. Immersion, on behalf of itself and its Affiliates, grants to the Sony Entities an option to obtain from Immersion, on the terms and conditions set forth in this Section 4.2 and Section 5.3 below, a worldwide, non-transferable, royalty bearing, non-exclusive license to the Sony Entities and Game Developers under the Immersion Patents to (1) use, develop, have developed, manufacture, have manufactured and (2) sell, offer for sale, lease, import, or distribute, either themselves or through third parties, in all cases for acts taken after the date of exercise, (i) any product or service in the Gaming Field of Use that provides tactile sensations to the user or the commands, functions or operations that provide tactile sensations to the user and (ii) any Online Community (but with respect to Game Developers, only as to the products set forth in Section 1.16 above (“Game Developer” definition)), in each case that is marketed and distributed by a Sony Entity under a brand or mark owned by a Sony Entity. To exercise the option of this Section 4.2, a Sony Entity shall give Immersion written notice of such exercise, referencing this Section 4.2, and Immersion shall be paid the exercise fee required in Section 5.3 below. The license set forth in the option of this Section 4.2 shall not become effective until Immersion and the Sony Entity exercising the option on behalf of the Sony Entities have executed a written agreement embodying the additional terms and conditions of the license and the exercise fee set forth in Section 5.3 below has been paid. The Parties shall negotiate and execute such written agreement without undue delay.
     4.3 Expiration of Options and Disputes Related to Options.
          (a) Notice of Belief of Infringement. If Immersion believes in good faith that [****] then Immersion shall notify the relevant Sony Entities in writing [****] The notified Sony Entities shall have a period of thirty (30) days after receipt of

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
such notice to analyze Immersion’s claims. Thereafter during an additional thirty (30) day period, representatives of Immersion and the notified Sony Entities shall meet to discuss in good faith [****] the representatives shall also work in good faith to reach agreement within such thirty (30) day period [****] If at the end of the thirty (30) day discussion period, [****] then the parties will submit such dispute to binding arbitration to be conducted in accordance with the procedures set forth in Section 4.3(a) below and the following steps:
               [****]
          (b) Further Notices of Belief of Infringing Products. In the event that the Sony Entities exercise the option set forth in Section 4.2, and Immersion thereafter believes in good faith that products or services of the Sony Entities fall within the license granted by the exercised option but Immersion and the relevant Sony Entities [****] then the procedures set forth in Section 4.3(a) above shall be followed [****]
          (c) Dispute Resolution Procedure. In the event of a dispute with respect to which arbitration is required in accordance with the provisions of Section 4.3(a), the parties shall submit such dispute to binding arbitration in San Francisco, CA, in accordance with: (i) the Federal Arbitration Act; (ii) then current commercial arbitration rules and regulations of the American Arbitration Association (the “AAA”), and; (iii) the terms and conditions of this Agreement. The terms of this Agreement shall control in the event of any inconsistency between it and the AAA rules. The arbitration shall be conducted in the English language. The parties shall mutually agree upon an arbitrator with substantial experience in patent law, and in the event that they cannot agree to an arbitrator within ten (10) days of filing of the dispute with the AAA, the AAA shall select an appropriate arbitrator with substantial experience in patent law. The decision of the arbitrator on any dispute submitted to arbitration shall follow applicable substantive law and be in writing setting forth the findings of fact and law and the reasons supporting the decision. Such decision shall be final and binding upon the parties. Judgment upon any arbitration award may be entered in any court having competent jurisdiction. After a demand for arbitration is made, each party may conduct eight (8) depositions and may further request discovery through up to thirty (30) document requests, up to twenty-five (25) written interrogatories, and up to fifty (50) requests for admissions. The arbitrator may, on application by either party, authorize additional discovery in the arbitrator’s discretion in order to avoid injustice.
          (d) No Other Obligations [****] The Parties shall have no obligation [****] other than those expressly set forth in Sections 4.3(a) and 4.3(b). Without limiting the generality of the previous sentence, the Parties shall have [****] except to the limited extent set forth in Section 4.3(a) above with respect to an initial determination of whether [****]
     4.4 Distribution of Products Not Having Haptic Capability. The Parties agree that the sale or distribution by the Sony Entities of products in the Gaming Field of Use that provide tactile sensations to users only by virtue of being used with a Third Party Haptic Game Device or

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
other third party device will not require the Sony Entities to exercise the option in Section 4.2 to cover such products or the use thereof with any Third Party Haptic Game Device or such other third party device.
5. Payments By and Obligations of the Sony Entities
     5.1 Covenants of the Sony Entities. The Sony Entities covenant as follows:
          (a) That none of the Sony Entities will sue Immersion or any of its Affiliates on any Sony Patent related to Haptic Capability based on the manufacture, use, sale, offer for sale, lease, importation, or distribution by Immersion or any of its Affiliates of any product or service, except for any Immersion Foundry Product. The foregoing covenant will terminate with respect to a particular Entity when such Entity ceases to be an Affiliate of Immersion, or when Immersion becomes the subject of a Change of Control; provided, however, the covenant shall remain effective with respect to that Entity’s or Immersion’s (as applicable) aforementioned activities before the date on which such Entity ceased to be an Affiliate of Immersion or Immersion underwent the Change of Control, and such Entity will continue to be bound by the provisions of Section 9.5 (Confidentiality). In addition, the covenant set forth in this Section 5.1(a) will terminate in the event that Immersion sues a Sony Entity for patent infringement on an Adult Product, Consumer Product, Foundry Product, Medical Product, Automotive Product, Industrial Product, Mobility Product or Gambling Product, but only with respect to products or services within the market for the type of product or service (i.e., Adult Product, Consumer Product, Foundry Product, Medical Product, Automotive Product, Mobility Product or Gambling Product) that was the subject of Immersion’s claims. In any event the Sony Entities shall be free to assert any defenses with respect to the patents sued upon or arbitrated, including but not limited to defenses of invalidity and unenforceability of such patents. Except to the extent encompassed by the covenant set forth in this Section 5.1(a), no rights of any kind, including but not limited to any license (express or implied), release or covenant not to sue, are granted to Sony Patents under this Agreement.
          (b) That none of the Sony Entities will take any action to assist, encourage, participate in, or otherwise aid ISLLC in any lawsuit against Immersion except, and only to the extent, as may be required by law.
     5.2 Covenant of Good Faith and Fair Dealing and Freedom of Control for Sony Entities. The Parties acknowledge that Immersion, as part of its business licenses its intellectual property, including to third parties who manufacture, sell or otherwise distribute devices with Haptic Capability. The Parties also acknowledge that the Sony Entities must have freedom of control over their Gaming Field of Use business, including control over their Consoles, Haptic Game Devices and Games and which peripherals they choose to license for use with their Consoles. Subject to and in the context of the foregoing acknowledgements, the Sony Entities will exercise their freedom of control and their licensing of peripherals under a covenant of good faith and fair dealing. Notwithstanding the foregoing, the Sony Entities shall in no way be prohibited from taking steps to enforce any patents or other intellectual property rights of the Sony Entities against third parties. Furthermore, nothing in this Agreement shall be construed to

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
require any of the Sony Entities to include Haptic Capability in any Console, Haptic Game Device or Game, nor to license or allow any particular Entity to create products, whether licensed by Immersion or not, compatible with any Console. This Section 5.2 is not intended and does not of itself constitute a grant, express or implied, to the Sony Entities of any license or other rights under Immersion’s intellectual property.
     5.3 Payment for Covenants and Licenses. As partial consideration for the covenants and licenses set forth in Sections 2.1(b), 2.1(c), 2.1(d), 2.1(e), and 2.1(f) above, SCEA and SCEI agree to pay to Immersion on the last day of each calendar quarter for twelve (12) calendar quarters beginning on March 31, 2007 and ending on December 31, 2009, the sum of One Million Eight Hundred Seventy-Five Thousand dollars (US$1,875,000) per quarter (for a total of Twenty-two Million Five Hundred Thousand dollars (US$22,500,000)) by wire transfer to the following account:

Name of Bank:	Wells Fargo Bank, N.A.

ABA #:	#121000248

Account:	#[****]

Attention:	Immersion Corp. [****]
[****]
     5.4 Payment for Licenses in Section 4.2. In the event that the Sony Entities exercise the option set forth in Section 4.2 above, Immersion shall be paid the following:
          (a) Exercise Fee. Within thirty (30) days of the issuance of written notice to Immersion by a Sony Entity electing to exercise the option of Section 4.2, Immersion shall be paid a non-refundable, one-time exercise fee [****] in order to exercise rights under Section 4.2. [****]
          (b) Royalties. In addition to the exercise fee, the Sony Entities shall pay to Immersion royalties in the amount of [****] for each unit of a device that contains the physical means, including but not limited to actuators, magnets, coils, audio or chemical means, that create tactile sensations that can be felt by the user and is covered by at least one Immersion Patent in the country or area where such unit is manufactured, sold, used or distributed by or on behalf of a Sony Entity to a distributor, dealer, sales channel, customer, end user, or other third party (a “Royalty-Bearing Product”). In the event of a distribution of one or more Royalty-Bearing Products together in a bundle, the Sony Entities shall owe Immersion a royalty for each such Royalty Bearing Product in the bundle, regardless whether the products making up the bundle are separately priced or separately offered apart from the bundle, but only for the Royalty Bearing Products in the bundle. For example, if a Sony Entity distributes a Console, Game, and Haptic Game Device together in a bundle, whether for a single price or otherwise, the Sony Entities shall only owe Immersion one [****]

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
royalty, on the Haptic Game Device, and shall not owe a royalty for the Console or Game in the bundle. A royalty shall accrue to Immersion upon the distribution of each unit of a Royalty Bearing Product by or on behalf of a Sony Entity to a distributor, dealer, sales channel, customer, end user, or other third party, regardless of when, or if, a Sony Entity gets paid for such unit. No royalty shall be due upon the resale or further distribution of a unit of a Royalty Bearing Product for which a royalty has been paid to Immersion hereunder.
     5.5 Payment of Royalties, Reports, and Audit
          (a) Reporting and Payment of Royalties. Within forty-five (45) days after the close of each calendar quarter, any Sony Entity that is distributing Royalty Bearing Product shall issue a written report to Immersion detailing (i) the total number of each type of Royalty Bearing Products, including the Sony Entity’s SKU or similar number for each type of product, that were distributed during such quarter and for which a royalty is due to Immersion hereunder and (ii) a computation of the royalties due hereunder with respect to the foregoing. Payment of all such royalties shall be made in full no later than the time such report is due.
          (b) Interest on Overdue Royalties. Immersion shall be paid prorated interest charges on overdue royalty payments hereunder at the rate of the lesser of (i) one percent (1%) per month or (ii) the highest rate allowed by applicable law.
          (c) Records and Audit. Each Sony Entity that is distributing Royalty Bearing Product shall keep true and accurate records and books of account containing all data reasonably required for the computation and verification of royalties to be paid as provided herein. Such records and books shall be retained by such Sony Entities for a period of at least three (3) years after the reporting period to which they relate, and shall be made available for inspection and copying during business hours by an independent auditor chosen by Immersion and approved by the Sony Entity to be audited (which approval will not be unreasonably withheld), no more than once per calendar year, upon at least twenty (20) days advance written notice. Any and all non-public information related to the Sony Entities or their business revealed in the course of such audit shall be kept confidential, and shall not be disclosed by the auditor to anyone other than employees or professional advisors of Immersion who have a reasonable need to know in connection with such audit or used for any purpose other than to the extent reasonably necessary to determine the correctness of royalty payments made hereunder or to enforce rights under this Agreement. In the event such an audit reveals an underpayment by any Sony Entity, such Sony Entity will promptly remit any underpayment to Immersion but in any event no later than thirty (30) days after the date of the notice from Immersion or the auditor, reasonably describing the basis of the belief that Immersion has been underpaid, including any other relevant data used in the calculation. Immersion shall pay for the reasonable expenses and costs of any such audit, provided however, that should it be determined that the amount of royalties due Immersion hereunder has been under-reported or underpaid by more than five percent (5%) for any applicable reporting period, then the Sony Entities shall reimburse Immersion for the full reasonable cost of such audit.

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
6. Indemnity
     6.1 Indemnity. [****] will defend and indemnify and hold [****] harmless from any damages, liabilities, judgments, losses, costs and expenses (including court costs, reasonable attorneys’ fees and license fees) suffered or incurred [****] after the Effective Date with respect to any claim asserted against [****] provided that (i) [****] notify [****] promptly in writing of such claim, (ii) it has been adjudicated that [****] has the right to bring such claim against [****], (iii) [****] allow [****] to have control, in consultation with [****] named in the suit, over the defense and settlement of the claim (except that if such settlement would require [****] to pay any amount, whether because of operation of the limitation of liability set forth in Section 6.2 below or otherwise, the written approval of [****] must be received) and do not enter into any kind of settlement or agreement with respect to such claim without the advance written consent of [****], and (iv) [****] provide [****] with the authority, information and assistance that [****] deems reasonably necessary for the settlement of the claim. [****]
     [****]
7. Representations and Warranties
     7.1 Mutual Representations and Warranties. Each Party represents and warrants, solely to and for the benefit of the others, that:
          (a) it has the full right, power and authority to enter into this Agreement and perform its obligations hereunder and to grant its respective licenses and covenants as set forth herein;
          (b) its performance of this Agreement shall not conflict with or result in a breach or violation of any of the terms or provisions or constitute a default under any other agreement by which it is bound or to which its assets are subject; and
          (c) when executed and delivered, this Agreement shall constitute a legal, valid and binding obligation enforceable against it in accordance with its terms.
     7.2 Disclaimers. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 7.1 ABOVE, THE IMMERSION PATENTS ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND. EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. Without limiting the generality of the preceding sentence, Immersion makes no express or implied warranty (a) as to the validity, enforceability or scope of any Immersion Patent, or the applicability of any such patent to any product, or (b) that any product or service made, used, sold, offered for sale, imported or distributed under any license or covenant in this Agreement is or will be free from infringement of any rights of third parties. Nothing in this Agreement shall be construed: (i) to require Immersion or its Affiliates to file any patent

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
application; (ii) as a warranty that Immersion or its Affiliates will be successful in securing the grant of any patent or any reissue or extensions thereof, and (iii) to require Immersion or any of its Affiliates to pay any maintenance fees or to take any other steps to maintain Immersion’s or its Affiliates’ patent rights.
8. Limitation of Liabilities
NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT TO THE EXTENT ANY OF THE FOREGOING CONSTITUTE THE MEASURE OF DAMAGES FOR INFRINGEMENT OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS UNDER APPLICABLE LAW.
9. General
     9.1 Entire Agreement. This Agreement and its Exhibits constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all promises or understandings made prior to or contemporaneously herewith with respect to such subject matter.
     9.2 Severability. In the event that any provision of this Agreement is deemed invalid, unenforceable or void by a final, non-appealable judgment of a court of competent jurisdiction in a proceeding initiated by a third party, the remainder of this Agreement shall be interpreted to the extent possible to effect the overall intention of the Parties at the Effective Date.
     9.3 Multiple Counterparts. This Agreement may be executed in counterparts, including by exchange of facsimile signatures or electronic PDF files, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
     9.4 Modification. This Agreement may not be amended, modified or altered in any way, except in a writing identified as such and signed by all Parties hereto.
     9.5 Confidentiality. From and after the Effective Date, the terms and conditions, but not the existence, of this Agreement shall be treated as confidential by the Parties, and neither Party shall disclose the terms or conditions of this Agreement without the prior written consent of the other Party, except that a Party may make any of the following disclosures without prior written consent of the other Party:
     (a) to any governmental or regulatory body including any stock exchanges having jurisdiction and/or regulatory obligations specifically requiring such disclosure;
     (b) in response to a valid subpoena or as otherwise may be required by law;
     (c) for the purposes of disclosure in connection with the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations; provided that before such disclosure the Party making the disclosure shall use its commercially reasonable efforts to redact portions of this Agreement to the extent permitted by applicable law and regulations. To the extent one Party makes a disclosure of terms of this Agreement in accordance with this clause (c), the other Party shall be free to disclose the same terms of this Agreement in its own filings, reports or disclosures that may be required under applicable laws or regulations;
     (d) to a Party’s accountants, legal counsel, tax advisors, auditors and other financial and legal advisors;
     (e) as required during the course of litigation and subject to protective order; provided, however, that any production under a protective order would be protected under an “Attorney Eyes Only” or higher confidentiality designation;
     (f) in confidence, in connection with a proposed merger, acquisition or similar transaction; and
     (g) in confidence by the Sony Entities, to their Game Developers, but only with respect to the terms and conditions applicable to such Game Developers’ rights hereunder.
     9.6 Publicity. The Parties shall issue, at approximately 1:30 p.m. Pacific Time on March 1, 2007, the mutually agreed joint press release attached hereto as Exhibit A. Neither Party will issue any other press release or any other announcement regarding this Agreement or the relationship contemplated herein unless both Parties consent in advance to any proposed release in writing. Nor will either Party disclose any term of this Agreement for purposes of promotion, or offer for sale, of any product or service of a Party to a third party. The Parties shall direct their representatives not to make any disclosures of the terms of this Agreement except as permitted herein.
     9.7 Notices. Any notices given hereunder shall be in writing, will reference this Agreement and will be deemed given when: (i) when sent by confirmed facsimile; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after written verification of receipt from a commercial overnight carrier. All communications will be sent to the addresses set forth below or such other addresses as may be designated by a Party by giving written notice to the other Party pursuant to this Section 9.7:
     Notices to Immersion:
Immersion Corporation
801 Fox Lane
San Jose, CA 95131
Attention: General Counsel
Fax: (408) 467-1901

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     Notices to the Sony Entities:
Sony Computer Entertainment America Inc.
919 East Hillsdale Blvd., 2nd Floor
Foster City, CA 94404
Attention: SCE Group General Counsel
Fax: (650) 655-8042
     With a copy to:
Sony Corporation
Intellectual Property Division
IP Alliance & Licensing Department
1-7-1 Konan, Minato-ku
Tokyo 108-0075
Japan
Attention: General Manager
Fax: 81-3-6748-3544
     9.8 Non-Waiver. The waiver of any breach of any provision of this Agreement shall not be deemed to be a waiver of any other breach of the same or any other provision of this Agreement.
     9.9 Non-Agency. Nothing contained in this Agreement or the performance thereof is intended to or shall be construed to create any relationship of agency, partnership or joint venture between or among the Parties.
     9.10 Enforcing Patents. Nothing in this Agreement shall be construed as an agreement by Immersion to bring actions or suits against third parties for infringement of the Immersion Patents, or conferring any right to the Sony Entities to bring actions or suits against third parties for infringement of the Immersion Patents.
     9.11 Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, which the other Party may grant or deny in its sole discretion, except that either Party may assign this Agreement without the other Party’s written consent in connection with a Change of Control of such Party. The assigning Party shall give the other Party written notice of such assignment within thirty (30) days after consummation of such Change of Control. Any attempted or purported assignment or delegation by a Party in violation of this Section 9.11 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. Notwithstanding anything to the contrary in this Agreement, in the event of any permitted assignment by a Party pursuant to this Section 9.11, in no event will the assignee be deemed to have released any claims other than the claims of the assigning Party (i.e. Sony Entity or Immersion) which are expressly released by the assigning Party hereunder. If either

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Party is acquired by a third party, in no event will that third party be deemed to have released any claims that it possessed prior to the acquisition that are independent of or unrelated to the acquired Party and that are the subject of this Agreement. Nothing in this provision shall restrict or prevent Immersion or its Affiliates from transferring, assigning or licensing any of the Immersion Patents without prior written notice or consent of the Sony Entities, but subject to the benefits granted hereunder.
     9.12 Governing Law and Venue. This Agreement will be governed by and construed in accordance with applicable federal law and the internal laws of the State of California without regard to or application of choice of law rules or principles. Each Party consents to exclusive jurisdiction and venue in the federal courts sitting in San Francisco County, California, unless no federal subject matter jurisdiction exists, in which case each Party consents to exclusive jurisdiction and venue in the Superior Court of San Francisco County, California. Each Party waives all defenses of lack of personal jurisdiction and forum non-conveniens with respect to the preceding named courts.
     9.13 Cumulation. All rights and remedies enumerated in this Agreement will be cumulative and none will exclude any other right or remedy permitted herein or by law.
     9.14 Representation by Counsel. Each of the Parties acknowledges that it has been represented by counsel in connection with the negotiation, drafting and execution of this Agreement. The language used in this Agreement shall be deemed to be language chosen by all Parties to express their mutual intent, and no rule of strict construction against any Party shall be applied to any term or provision hereof.
     9.15 Captions. The captions to the sections or subsections of this Agreement are solely for the convenience of the Parties, are not a part of this Agreement, and shall not be used for the interpretation of, or determination of the validity of, this Agreement or any provision hereof. Where the singular is used in this Agreement, the same shall be construed as meaning the plural where the context so admits or requires and the converse shall hold as applicable.
     9.16 Duration. This Agreement shall expire on the last day of the Term.
     9.17 Termination of Licenses and Covenants Not to Sue.
          (a) By Immersion Upon Certain Occurrences. The licenses and covenants set forth in Sections 2.1(b), 2.1(c), 2.1(d), 2.1(e), and 2.1(f) may be terminated by Immersion upon twenty (20) days written notice to the Sony Entities in the event of the occurrence of any of the following:
               (i) If any of the Sony Entities or a third party acting on behalf of the Sony Entities, challenges or disputes the validity or enforceability of any of the Immersion Patents in any judicial or administrative proceeding, other than an arbitration as expressly set forth in Section 5.1(a); notwithstanding the foregoing, in the event that Immersion or an Affiliate of Immersion or a third party acting on any of their behalf initiates a patent infringement lawsuit

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
against any of the Sony Entities (and there is no then-current pending action by the Sony Entities against Immersion or its Affiliates), the foregoing covenant shall not apply with respect to the patent(s) asserted by Immersion in such lawsuit;
               (ii) If any Sony Entity breaches any of the covenants set forth in Section 5.1 above; or
               (iii) If the Sony Entities fail to make any of the payments required under Section 5.3 above when due, and do not cure such failure within the ten (10) day period after receipt of written notice from Immersion.
          For the avoidance of doubt, the termination of the licenses set forth in Sections 2.1(b), 2.1(c), 2.1(d), 2.1(e), and 2.1(f) shall occur automatically and without further notice upon the expiration of the ten (10) day notice period, unless, in the case of clause (iii) only, the Sony Entities have cured the failure to make timely payment within such ten (10) day period.
          (b) By Immersion for Failure to Pay Royalties. In the event that the Sony Entities exercise the option set forth in Section 4.2 above, the licenses set forth in Section 4.2 may be terminated by Immersion upon twenty (20) days written notice to the Sony Entities in the event that the Sony Entities fail to make any applicable royalty payments in accordance with Sections 5.3 and 5.4 above. For the avoidance of doubt, the termination of such licenses shall occur automatically and without further notice upon the expiration of the twenty (20) day notice period, unless the Sony Entities have cured such failure within such twenty (20) day period.
          (c) By the Sony Entities. The covenants set forth in Section 5.1 above may be terminated by the Sony Entities upon ten (10) days written notice to Immersion in the event that Immersion breaches any of the covenants set forth in Section 2 above. For the avoidance of doubt, the termination of the covenants set forth in Section 5.1 shall occur automatically and without further notice upon the expiration of the ten (10) day notice period.
          (d) Effect of Termination. Termination of the licenses and covenants not to sue by either Immersion or the Sony Entities in accordance with this Section 9.17 shall not operate to terminate the remaining provisions of this Agreement, which shall remain in full force and effect throughout the Term. In addition, no such termination shall affect Immersion’s right to retain or to collect all payments made or owing from the Sony Entities to Immersion under this Agreement. Termination shall not operate to revoke the licenses and covenants for products shipped prior to such termination.
     9.18 No Refund. In order to promote a smooth commercial relationship between the parties and to minimize the risk of future litigation as between the Parties, the amount paid by the Sony Entities to Immersion under this Agreement or otherwise provided to Immersion will not be diminished, and the Sony Entities shall not be entitled to any credit or refund, in whole or in part, of any amounts paid hereunder. The Sony Entities agree that they will not bring any action or make any demands, for any reason, for Immersion to refund, credit or return, in whole or in part, any sums paid or otherwise provided to Immersion [****].

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     9.19 Recitals and Exhibits. The recitals and exhibits are hereby incorporated into this Agreement by this reference.
     9.20 No Admissibility. In the event a Party asserts a claim for patent infringement against another Party, in any such proceeding (whether a lawsuit, arbitration or otherwise) the royalty rate set forth in Section 5.4(b) above shall not be admissible for any purpose, nor offered into evidence or otherwise referred to by any Party. In the event a Party asserts a claim for patent infringement against another Party, in any such proceeding (whether a lawsuit, arbitration or otherwise) neither party shall argue the fact that the term “Haptic Capability” is used in this Agreement or the way in which such term is used in this Agreement as evidence against the other Party with respect to the scope of any patent or with respect to any theory of damages or secondary liability.
     9.21 Survival of Rights in Event of Transfer of Patents. In the event that Immersion transfers one or more of the Immersion Patents, such transfer shall be made subject to the license rights granted to the Sony Entities and Game Developers hereunder with respect to such transferred patents.
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EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed through its duly authorized representative below.

Sony Computer Entertainment America, Inc.	Immersion Corporation

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Sony Computer Entertainment, Inc.

By:

Printed Name:

Title:

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Exhibit A
Joint Press Release
Contacts:
A&R Edelman
Alexandra Skillman
+1 650.762.2842
askillman@ar-edelman.com
Sony Computer Entertainment America
Dave Karraker
+1-650-655-6044
Sony Computer Entertainment Inc.
Corporate Communications
+81-3-6438-8686
Immersion and Sony Computer Entertainment Conclude
Litigation and Enter into Business Agreement
SAN JOSE and FOSTER CITY, Calif., March 1, 2007 (BUSINESS WIRE) — Immersion Corporation, (Nasdaq: IMMR), a leading developer and licensor of touch feedback technology, and Sony Computer Entertainment (SCE) today announced the companies have agreed to conclude their patent litigation at the U.S. Court of Appeals for the Federal Circuit and have entered into a new business agreement to explore the inclusion of Immersion technology in PlayStation format products.
“We are pleased to have put this litigation behind us,” said Immersion CEO Victor Viegas. “Our new business agreement with Sony Computer Entertainment is specifically intended to enable advanced vibration capability for the benefit of the PlayStation gaming community. We are happy to provide our technology in this regard and hope to make technical proposals very soon with respect to use of our technology in the PlayStation products.”
Immersion will receive the amount of the judgment entered by the District Court, which includes damages, pre-judgment interest, costs, and interest, in addition to retaining compulsory license fees ordered by the District Court which were already paid. Terms of the business agreement between the parties provide SCE with certain new rights with respect to Immersion’s patent portfolio. Additional financial terms are not being disclosed. The conclusion of this litigation and the agreement will have no material impact on Sony’s consolidated earnings forecast announced on January 30, 2007.
“We look forward to exploring with Immersion exciting new ways to bring the largest and best range of gameplay experiences to our customers,” said Kazuo Hirai, President and Group Chief Operating Officer, Sony Computer Entertainment Inc. “We are very excited about our new partnership with Immersion and the potential for new and innovative products incorporating their technologies.”

EXHIBIT 10.37
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
About Immersion (www.immersion.com)
Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion’s advanced touch feedback technology, electronic user interfaces can be made more productive, compelling, entertaining, or safer. Immersion’s technology is deployed across automotive, entertainment, industrial controls, medical training, mobility, and three-dimensional simulation markets. Immersion’s patent portfolio includes over 600 issued or pending patents in the U.S. and other countries.
About SCEA
Sony Computer Entertainment America Inc. continues to redefine the entertainment lifestyle with its PlayStation® and PS one™ game console, the PlayStation®2 and PLAYSTATION®3 computer entertainment systems and the PSP® (PlayStation®Portable) system.
Recognized as the undisputed industry leader, Sony Computer Entertainment America Inc. markets the PlayStation family of products and develops, publishes, markets and distributes software for the PS one game console, the PlayStation 2 and PLAYSTATION 3 computer entertainment systems and the PSP system for the North American market. Based in Foster City, Calif. Sony Computer Entertainment America Inc. serves as headquarters for all North American operations and is a wholly owned subsidiary of Sony Computer Entertainment Inc.
About SCEI
Recognized as the global leader and company responsible for the progression of consumer-based computer entertainment, Sony Computer Entertainment Inc. (SCEI) manufacturers, distributes and markets the PlayStation® game console, the PlayStation®2 computer entertainment system, the PSP® (PlayStation®Portable) handheld entertainment system and the upcoming, much-anticipated PLAYSTATION®3 (PS3™) system. PlayStation has revolutionized home entertainment by introducing advanced 3D graphic processing, and PlayStation 2 further enhances the PlayStation legacy as the core of home networked entertainment. PSP is a new handheld entertainment system that allows users to enjoy 3D games, with high-quality full-motion video, and high-fidelity stereo audio. PS3 is an advanced computer system, incorporating the state-of-the-art Cell processor with super computer like power. SCEI, along with its subsidiary divisions Sony Computer Entertainment America Inc., Sony Computer Entertainment Europe Ltd., and Sony Computer Entertainment Korea Inc. develops, publishes, markets and distributes software, and manages the third party licensing programs for these platforms in the respective markets worldwide. Headquartered in Tokyo, Japan, Sony Computer Entertainment Inc. is an independent business unit of the Sony Group.
Immersion and the Immersion logo are trademarks of Immersion Corporation.
“PlayStation” and “PLAYSTATION” are registered trademarks of Sony Computer Entertainment, Inc.
All other trademarks are the property of their respective owners.
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